CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): May 6, 2014

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 30, 2014, the Board of Directors of the Company including Mr. Douglas C. MacLellan and Mr. Michael Christiansen appointed the following persons to the Company's Board: Mr. Jim Green, Mr. Darren Brown, Mr. Bill White and Mr. Dennis Charter. Additionally, the following persons will be appointed to the following positions:

Mr. Charter	CEO
Mr. Green	Chairman
Mr. Brown	CFO & COO

Immediately following these appointments, Mr. MacLellan resigned as Chairman and CEO and Mr. Christiansen resigned as the Company's only other board member. Separately, Mr. Akio Ariura the Company's previous CFO and COO, resigned from both positions on April 28, 2014. None of these directors or officers resigned as a result of a disagreement with the Company.

We do not have any formal employment agreements with any of the new officers or directors at this time.

Mr. Jim Green: Mr. Green began his career as a qualified Pharmacist.  From those humble beginnings he built a chain of successful branded Pharmacies and Medical Centres (Myers Street Family Medical Practice Pty Ltd).  The Pharmacy chain has since been sold.  Mr. Green has been a property developer and an investor in various technologies and companies for 45 years.  In 2010, he invested in and became the Executive Chairman of Minomic International Limited (a public unlisted company developing diagnostic tests for Prostate Cancer).  In 2011 he built a specialist medical facility (Skin Medical Clinic) to diagnose cancers with a focus on Melanomas and other skin related cancers. Mr. Green has been involved with Public Companies for more than thirty years and adds a depth and wealth of experience to any corporate Board of Directors.  With his extensive expertise in brand building within the Health Care and Point of Care service industries, Mr. Green has a proven track record of being able to develop a specialized product and deliver that product successfully to a mass market.

Mr. Darren Brown: Mr. Brown holds a Degree in Technology (Banking & Finance), an MBA, and a Masters in Law.  Mr. Brown has worked as a consultant for over 20 years to small cap companies, funds management, IP management, and online automation solutions. Mr. Brown brings to the Board of any company a diverse set of important leadership and management skills, legal knowledge - with practical day to day application and due diligence, banking, financial and accounting experience, intellectual property expertise, business development experience, as well as an ability to form strong bonds and close relationships with every level of management and all personnel from every facet and mix of cultures within an organization.   Previous executive positions include: Senior Strategy Consultant with the accounting firm Hudson & Young, executive director of eWealthbuild Lending Pty. Ltd., a business strategy and finance firm, CEO of AMDL Australia Pty. Ltd the Australian licensed distributor of medical devices and provider of cancer detection research. CEO Online Holdings Australia specializing in online automation of finance and tax businesses, Director KBF Finance Ltd. a debt discounting finance company and various other private company directorships. Mr. Brown’s breadth of experience enables him to work seamlessly within various fields of science, business, and academia that make up large modern biomedical and pharmaceutical corporations.

Mr. Bill White: Mr. White is a graduate BSc (Chem) of Canterbury University in New Zealand and is an investor and a successful private business owner with global interests.  Mr. White is currently the Chairman and CEO of White Financial Advisers Pty Ltd, a privately owned and operated management consultancy, financial services and investment company established in March, 1984. Before venturing into the world of corporate takeovers and private investing, Mr. White had many years’ experience as a senior corporate manager in multinational public companies including Unilever Group, Unigate PLC, General Foods Corporation, and as the Managing Director of the Australian subsidiary of Inchcape Group PLC for seven years until 1983. Since 1984, Mr White has invested in and managed a number of start-up biotechnology businesses in Australia and China.  From 1992 to 2007, Mr. White’s financial services business was a licensee to AMP Ltd, one of the largest public insurance and investment companies in Australia. Mr. White’s area of expertise is corporate reorganization and business strategies with a focus on increasing revenue and profitability.  This is evidenced by his 'hands on' direct management approach to all businesses that he acquires or invests in.  Because Mr. White is also a Certified Financial Planner with extensive experience in the financial industry, this underpins his ethical approach to business and the high priority he gives to his fiduciary responsibilities and duty of care not only to the companies he invests in, but just as importantly, to the people who work for him.

Mr. Dennis Charter: Dennis Charter is an inventor and entrepreneur with a long history of innovative, revolutionary and transforming technologies to his credit. Dennis also had a long and internationally successful music and entertainment industry career which culminated with the invention and development of the first ever computer based digital editing systems for music and video. If you have ever edited or manipulated videos on a computer or your smartphone, that was Dennis’ invention. Likewise, if you have ever paid for anything on the internet using your credit or debit card, that was also Dennis’ invention. Dennis has spent 22 years living and working in Asia, with seven of those years living in Beijing in China.  This knowledge and experience, combined with his entrepreneurial flair and inventive nature, provide great value to any organization with its sights set on the burgeoning Asian market.

Section 8 – Other Events

Item 8.01 – Other Events

Despite significant financial hardship, the Company continues to maintain its offices and manufacturing facilities in Tustin, California, relying on selective former employees that continue to work as consultants. The Company is currently insolvent and the new Board of Directors and the new senior management of the Company have been appointed to attempt to restructure the Company. There can be no guarantee that any new business or restructuring transactions will be completed or that they will provide sufficient capital to carry out the Company's business.

On April 15, 2014, the Company executed an Offer of Settlement with the Securities and Exchange Commission (“Commission”) pursuant to Section 12(j) of the Securities Exchange Act of 1934, revoking the registration of the Company’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Dennis Charter
Name:	Dennis Charter
Title:	Director & CEO

Dated: May 6, 2014